                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         July 17, 2001
                                                --------------------------------



                          MainStreet BankShares, Inc.
--------------------------------------------------------------------------------
            (Exact  name of registrant as specified in its charter)



   Virginia                        333-86993                54-1956616
--------------------------------------------------------------------------------
   (State or other                 (Commission              (I.R.S. Employer
   Jurisdiction                    File Number)             Identification No.)
   of incorporation)

Suite 12, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia        24112
--------------------------------------------------------------------------------------------
                   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code        (540) 632-8092
                                                  ------------------------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.        Other Events.

     MainStreet BankShares, Inc. (the "Corporation" or "BankShares") announced on July 19, 2001 that the Board of Directors appointed three additional directors to the Board. These three newly appointed directors were Joseph F. Clark, John M. Deekens, and Charles L. Dalton. The following table sets forth material information about each of the appointees:

                         Position With
                          MainStreet         Principal Occupation               Number of
Name/Age                  BankShares           Last Five Years                Owned Shares
--------                  ----------           ---------------                ------------
Joseph F. Clark          Director            President of Clark                   5,000
(38)                                         Brothers Co., Inc.

Charles L. Dalton        Director            Vice President/General               1,000
(37)                                         Manager of Dalton &
                                             Associates

John M. Deekens          Director            Quality Improvement                  4,000
(54)                                         Manager - Hooker
                                             Furniture Corp. since
                                             1999; previously Plant
                                             Manager with Triwood,
                                             Inc. from 1994 to 1999

     The business experience of each of the newly appointed directors is described below.

     Joseph F. Clark is a lifetime resident of Stuart, Virginia. In 1986, he became President of Clark Brothers Company, Inc. of which he is a partial owner. Mr. Clark is also a manager and partial owner of CBC, LLC, a management business. He is a manager and partial owner of Highland Park, LLC and Fairview Group, LLC. Mr. Clark has previously served on the Board of the Bank of Stuart from 1994 to 1999. He attends Stuart United Methodist Church and is a member of the Stuart Rotary Club.

     John M. Deekens is currently the Quality Improvement Manager for Hooker Furniture Corporation in Martinsville, Virginia since March 1999. Prior to that, he was plant manager for Triwood, Inc. in Ridgeway, Virginia from December 1994 until March 1999 when the business closed. Mr. Deekens was employed with Masonite/International Paper from January 1974 until March 1991 in various management positions. He was self-employed from March 1991 until December 1994 when he became plant manager for Triwood. Mr. Deekens has been a resident of Stuart, Virginia since 1978. He has served on the Stuart Town Council from 1986 to 1998 and was Vice-Mayor from 1988 - 1990 and was Mayor from 1990 - 1998. He has also served on the Board of Directors for RJR Patrick County Memorial Hospital and was President of the Board in 1994. Mr. Deekens is a member of the Stuart Rotary Club, currently the Treasurer. He has been past President, Vice President and a member of the Board of Directors. Mr. Deekens is also vice President of the Patrick County Fair Association.

     Charles L. Dalton is Vice President, General Manager and partial owner of Dalton & Associates, Inc. in Stuart, Virginia. He was born and raised in Patrick County and attended Radford University where he graduated with a Bachelor of Science degree in Finance and Insurance in 1985. He then joined Nationwide Insurance in Lynchburg, Virginia as a claims adjuster. Mr. Dalton was a member of the Lynchburg Claims Association and served as its President in 1988. He then moved to Richmond to work as a multi-line adjuster for Crittenden Adjustment Company. In 1991, he returned to Patrick County and began working as an agent in the family business, Dalton & Associates, Inc. Mr. Dalton has obtained the Certified Insurance Counselor designation and is a member of the Professional Insurance Agents Association. Additionally, he has served as President of the Patrick County Chamber of Commerce in 1995 and President of the Stuart Rotary Club from 1999 to 2000 and is still an active member of the Rotary Club.

     In addition to the newly appointed directors, the Board of Directors appointed Morton W. Lester Chairman of the Board and Jesse D. Cahill, Sr. was appointed Vice Chairman of the Board of Directors of MainStreet BankShares, Inc. Mr. Lester replaces J. E. Bassett, Jr. who previously served as Chairman and who died in January of this year.

     Also four original organizing directors of MainStreet BankShares, Inc. resigned their holding company board positions on July 17, 2001. These directors were Mervyn R. King, Jimmie R. Mills, George R. Nelson, and Douglas E. Riddle. These individuals will remain on the Board of Directors of Smith River Community Bank, N.A., the wholly owned subsidiary of MainStreet BankShares, Inc.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         SMITH RIVER BANKSHARES, INC.


Date  July 30, 2001                     By /s/ Cecil R. McCullar
      -------------                        ---------------------
                                           Cecil R. McCullar
                                           President and Chief Executive Officer

Date  July  30, 2001                    By /s/ Brenda H. Smith
      --------------                       -------------------
                                           Brenda H. Smith
                                           Senior Vice President and
                                           Chief Financial Officer